UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement

On January 5, 2016, Onconova Therapeutics, Inc. (the “Company”) and Cantor Fitzgerald & Co. (“Cantor”) mutually agreed to terminate the Sales Agreement between the Company and Cantor, dated October 8, 2014, as amended by Amendment No. 1 to Sales Agreement, dated September 30, 2015 (the “Sales Agreement”), pursuant to a Termination of Sales Agreement (the “Termination Agreement”) between the Company and Cantor.  Through January 5, 2016, the Company sold approximately $6.2 million in shares of the Company’s common stock under the Sales Agreement.

The foregoing description of the Termination Agreement does not propose to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1                        Termination of Sales Agreement, dated January 5, 2016, between Onconova Therapeutics, Inc. and Cantor Fitzgerald & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2016	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Vice President, Financial Planning and Accounting

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination of Sales Agreement, dated January 5, 2016, between Onconova Therapeutics, Inc. and Cantor Fitzgerald & Co.